EXHIBIT 32

Certification

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Ascent Capital Group, Inc., a Delaware corporation (the “Company”), does hereby certify, to such officer’s knowledge, that:

The Annual Report on Form 10-K for the period ended December 31, 2011 (the “Form 10-K”) of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company as of December 31, 2011 and 2010 and for the three years ended December 31, 2011.

Dated:	February 29, 2012	/s/ William R. Fitzgerald
William R. Fitzgerald
Chairman, President and Chief Executive Officer

Dated:	February 29, 2012	/s/ Michael Meyers
Michael Meyers
Senior Vice President and Chief Financial Officer
(Principal Accounting Officer)

The foregoing certification is being furnished solely pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code) and is not being filed as part of the Form 10-K or as a separate disclosure document.